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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported): November 18, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


     Registrant's telephone number, including area code (585) 724-4000
                                                         -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  Other Events.

On November 18, 2005, the Company was informed that the United States Congress Joint Committee on Taxation had approved, and the Internal Revenue Service had signed, a settlement between the Company and the Internal Revenue Service concerning the audit of the tax years 1993-1998. As a result of this settlement, the Company will receive a refund of U.S. Federal income taxes and interest in a range of approximately $15 million to $25 million and reverse certain tax accruals relating to the aforementioned years under audit. The Company expects to receive the refund by the end of this year or by early next year. The reversal of the tax accruals, which primarily relate to and which were established in 1994 in connection with the Company's sale of its pharmaceutical, consumer health and household products businesses during that year, will have a positive impact on the Company's net earnings for the fourth quarter of 2005 in the range of approximately $230 million ($.80 per share) to $260 million ($.90 per share).




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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  November 22, 2005